Exhibit 99.1

Unity Bancorp Declares Cash Dividend

          CLINTON, N.J., Sept. 21 /PRNewswire-FirstCall/ -- Unity Bancorp, Inc. (Nasdaq: UNTY), parent company of Unity Bank, announced that its Board of Directors has declared a cash dividend of $0.05 per common share. Such dividend is payable on October 27, 2006, to shareholders of record as of October 13, 2006.

          Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with $671 million in assets and $576 million in deposits. Unity Bank provides financial services to retail, corporate & small business customers through its 14 retail service centers located in Hunterdon, Middlesex, Somerset, Warren and Union counties in New Jersey.  For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

          This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

SOURCE  Unity Bancorp, Inc.
          -0-                                                       09/21/2006
          /CONTACT:  News Media & Financial Analysts: Alan Bedner, EVP, Chief
Financial Officer, +1-908-713-4308/
          /Web site:  http://www.unitybank.com /
          (UNTY)